SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            January 4, 2006
                                                --------------------------------

Commission       Registrant, State of Incorporation,         I.R.S. Employer
File Number      Address and Telephone Number                Identification No.

1-6468           Georgia Power Company                       58-0257110
                 (A Georgia Corporation)
                 241 Ralph McGill Boulevard, N.E.
                 Atlanta, Georgia 30308
                 (404) 506-6526

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry Into a Material Definitive Agreement

         On January 4, 2006, Georgia Power Company (the "Company"), a wholly-owned subsidiary of The Southern Company ("Southern Company"), entered into a separation agreement (the "Separation Agreement") with William C. Archer, III, an Executive Vice President of the Company, concurrent with his retirement from the Company. Upon Mr. Archer's termination of employment effective as of March 19, 2006 (the "Separation Date") and his execution of a release agreement in the form attached to the Separation Agreement (the "Release"), Mr. Archer will be entitled to receive a lump sum payment of $789,400 as soon as practicable following the Separation Date. Under the Release, Mr. Archer will release the Company, Southern Company and its affiliates from any claims relating to his prior service with the Company, other than his rights to benefits he is already entitled to receive under the Southern Company pension plan, employee stock ownership plan, employee savings plan, deferred compensation plan and omnibus incentive compensation plan.

         In the event of a change in control of the Company or Southern Company, Mr. Archer will be entitled to receive the lump sum termination payment under the Separation Agreement as soon as practicable following the change in control.

         Under the Separation Agreement, Mr. Archer has agreed to comply with confidentiality, non-disclosure and non-interference provisions that apply for periods of time following the Separation Date. In addition, Mr. Archer has agreed to comply with a restriction on re-employment by the Company, Southern Company or its subsidiaries or affiliates for a period of time following the Separation Date.


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         In addition, following his retirement, Mr. Archer has agreed to provide certain consulting services to the Company as an independent contractor in accordance with the terms of a consulting agreement (the "Consulting
Agreement"). Under the Consulting Agreement, which was executed on January 4, 2006, Mr. Archer will provide professional consulting services as may be requested by the Company and will receive an annual retainer fee of $200,000 to provide such services. In addition, Mr. Archer will be entitled to (i) payment of executive financial planning fees of $6,000 per year during the term of the Consulting Agreement, (ii) reimbursement of reasonable expenses incurred in providing consulting services up to $5,000 per year, and (iii) reimbursement of athletic club membership fees during the term of the Consulting Agreement.

         The Consulting Agreement will expire March 19, 2009, unless earlier terminated in accordance with its terms. The Consulting Agreement includes confidentiality, non-disclosure and non-interference provisions that apply during the term of the Consulting Agreement and for periods of time following its termination.

         The Separation Agreement, including the form of Release, attached hereto as Exhibit 10.1, and the Consulting Agreement, attached hereto as Exhibit 10.2, are incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

         (d)      Exhibits.

                  10.1 Separation Agreement, dated as of January 4, 2006, between Georgia Power Company and William C. Archer, III

                  10.2 Consulting Agreement, dated as of January 4, 2006, between Georgia Power Company and William C. Archer, III


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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     January 10, 2006            GEORGIA POWER COMPANY


                                      By /s/Wayne Boston
                                          Wayne Boston
                                       Assistant Secretary